UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2016

Syntel, Inc.

(Exact name of registrant as specified in its charter)

Michigan	000-22903	38-2312018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 E. Big Beaver Road, Suite 300, Troy, Michigan	48083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 619-2800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follwing provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 9, 2016, Syntel, Inc. (the “Company”) entered into a First Amendment (the “Amendment”) to the Credit Agreement dated May 23, 2013 (the “Credit Agreement”) with Bank of America, N.A. Capitalized terms used but not defined herein have the meanings ascribed to them in the Amendment or the Credit Agreement, as applicable.

The Amendment modifies the Credit Agreement in part as follows:

(1)	increases the credit facilities available under the Credit Agreement from $150,000,000 to $200,000,000, consisting of a three year term loan facility of $100,000,000 and a three year revolving credit facility of $100,000,000;

(2)	extends the Credit Agreement from May 23, 2016 to May 9, 2019;

(3)	revises the interst rates under the Credit Agreement to be, with respect to both Revolving Loans and the Term Loan, (a) for the period beginning on the First Amendment Effective Date through and including the date prior to the first anniversary of the First Amendment Effective Date, (i) the Eurodollar Rate plus 1.50% with respect to Eurodollar Rate Loans and (ii) the Base Rate plus 0.50% with respect to Base Rate Loans, (b) for the period beginning on the first anniversary of the First Amendment Effective Date through and including the date prior to the second anniversary of the First Amendment Effective Date, (i) the Eurodollar Rate plus 1.45% with respect to Eurodollar Rate Loans and (ii) the Base Rate plus 0.45% with respect to Base Rate Loans, and (c) for the period beginning on the second anniversary of the First Amendment Effective Date and continuing thereafter, (i) the Eurodollar Rate plus 1.40% with respect to Eurodollar Rate Loans and (ii) the Base Rate plus 0.40% with respect to Base Rate Loans (each as defined in the Credit Agreement);

(4)	deletes the required consolidated domestic leverage ratio contained in the Credit Agreement and replaces it with a consolidated global leverage ratio (each as defined in the Amendment and the Credit Agreement) that may not be greater than 1.5 to 1.0 as of the end of any fiscal quarter; and

(5)	amends certain other customary affirmative and negative covenants.

The Credit Agreement as amended continues to be guaranteed by two of the Company’s domestic subsidiaries, SkillBay LLC and Syntel Consulting Inc. (collectively, the “Guarantors”). The related security and pledge agreement entered into by the Company and the Guarantors in connection with the credit facilities also continues in effect.

The Amendment contains customary representations and warranties applicable to the Company and the Guarantors.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The Credit Agreement is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 23, 2013.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number

10.1	First Amendment to Credit Agreement, dated May 9, 2016, between the Company and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntel, Inc.
(Registrant)

Date	May 9, 2016	By	/s/ Daniel M. Moore
Daniel M. Moore, Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Credit Agreement, dated May 9, 2016, between the Company and Bank of America, N.A.

5